Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 HOLDINGS ISSUES STATEMENT REGARDING PERCY ROCKDALE’S NOMINATION OF DIRECTORS

New York, New York – February 18, 2020 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, issued the following statement regarding Percy Rockdale LLC’s (“Percy Rockdale”) nomination of six candidates for election to HC2’s Board of Directors at the Company’s 2020 Annual Meeting of Stockholders.
“HC2 respects and values input from all of its stockholders. To that end, the Nominating and Governance Committee of HC2’s Board of Directors will carefully review Percy Rockdale’s proposed candidates in due course, and make a recommendation it believes is in the best interests of all stockholders.
“HC2 has offered to speak on multiple occasions with Percy Rockdale in an attempt to satisfy their concerns in a cooperative manner that benefits all stockholders. To the Company’s surprise and disappointment, without ever meaningfully engaging with management or the Board beforehand, Percy Rockdale moved forward with its proposed candidates. Rather than working with management or the Board to create additional value for stockholders, Percy Rockdale has started a disruptive and potentially value-destroying public campaign at the same time that HC2 believes investors are benefitting from the ongoing execution of the Company’s debt reduction strategy – including the recently announced sale of Global Marine, our advanced discussions to divest Continental Insurance and retaining Jefferies & Co. to explore strategic options for DBM Global Inc. – as well as recently expanding and diversifying our Board of Directors, and reducing our corporate overhead.
“Without regard to any distraction, HC2’s Board and management team continue to execute its strategic plan to monetize assets and further reduce debt. We believe successful execution of our strategy in the coming months will be HC2’s most powerful and effective response to Percy Rockdale’s campaign.”
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words

“believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing debt and related interest expense at the holding company level with the net proceeds of such divestitures, building shareholder value, future cash flow, longer-term growth and invested assets, and the timing or prospects of any refinancing of HC2's remaining corporate debt. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691